Exhibit 5.1

Transocean Ltd. Turmstrasse 30 6312 Steinhausen Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch +41 43 222 10 00
September 29, 2023

Transocean Ltd.

Ladies and Gentlemen:

We, Homburger AG, have acted as special Swiss counsel to Transocean Ltd., a Swiss corporation (the Company), in connection with the Registration Statement on Form S−3 (the Registration Statement), to be filed with the United States Securities and Exchange Commission (the Commission) on the date hereof under the Securities Act of 1933, as amended (the Act), relating to the registration of 9,891,980 registered shares (Namenaktien), par value CHF 0.10 each, of the Company (the Shares) already in issue and held by Lime Rock Partners VIII, L.P. (the Selling Securityholder) (such Shares in issue and held by the Selling Securityholder hereinafter referred to as the Registration Shares). The Registration Statement contains a prospectus that has been prepared in accordance with the Act (the Prospectus).

The Selling Securityholder may offer and sell, from time to time, Registration Shares in one or more offerings at prices and on terms that will be determined at the time of the offering.

As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Documents (as defined below) unless otherwise defined herein.

I.Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including in the case of the Registration Statement, the Prospectus and any document incorporated by reference therein or exhibit thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein, and we relied on the accuracy and completeness of the statements and the information contained therein.

For purposes of giving this opinion, we have only examined originals or copies of the following documents (collectively, the Documents):

(i)a copy of the Registration Statement, including the Prospectus;
(ii)a copy of the articles of association (Statuten) of the Company in the form deposited with the Commercial Register of the Canton of Zug, Switzerland, dated as of September 12, 2023 (the Articles); and
(iii)a copy of an online excerpt from the Commercial Register of the Canton of Zug, Switzerland, for the Company, dated as of September 29, 2023 (the Excerpt).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.Assumptions

In rendering the opinion below, we have assumed the following:

(a)all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;
(b)all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and/or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;
(c)all information contained in, or material statements given in connection with, the Documents are true and accurate;
(d)the Documents are within the capacity and power of, and have been validly authorized and executed by, the Company;
(e)the Registration Statement will be duly filed by the Company,
(f)the filing of the Registration Statement with the Commission has been authorized by all necessary actions under all applicable laws;
(g)all authorizations, approvals, consents, licenses, exemptions and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;
(h)the Registration Statement is unchanged, up-to-date and in full force and effect as of the date hereof, the information contained in the Registration Statement is complete, true, accurate and not misleading, and no material information has been omitted from the Registration Statement;
(i)(x) the Excerpt is correct, complete and up-to-date as of the date hereof and (y) the Articles of Association are in full force and effect and have not been amended subsequent to the date set forth above; and
(j)no laws other than those of Switzerland will affect any of the conclusions stated in this opinion.
III.Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion as of the date hereof:

1.	The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland with all requisite corporate power and authority to enter into, to perform and to conduct its business as described in the Articles.
2.	The Company's share capital registered in the Commercial Register of the Canton of Zug amounts to CHF 84,371,527.60, divided into 843,715,276 Shares. Such Shares have been validly issued, fully paid as to their nominal value and are non-assessable.
IV.Qualifications

The above opinions are subject to the following qualifications:

(a)The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.
(b)We express no opinion as to any tax matters, regulatory matters or as to any commercial, financial, accounting, calculating, auditing or other non-legal matter.
(c)The exercise of voting rights and rights related thereto with respect to any Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.
(d)When used in this opinion, the term "non-assessable" means that no further contributions have to be made by the relevant holder of the Shares.

(e)We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention thereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

HOMBURGER AG

/s/ David Oser
David Oser